    As filed with the Securities and Exchange Commission on November 30, 1999
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     --------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                     --------------------------------------

                                   ITURF INC.

                          (EXACT NAME OF REGISTRANT AS
                            SPECIFIED IN ITS CHARTER)

           DELAWARE                                     13-3963754
(STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                                435 HUDSON STREET
                            NEW YORK, NEW YORK 10014
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                 AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                 (212) 742-1640
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                              ALEX S. NAVARRO, ESQ.
                                   ITURF INC.
                        435 HUDSON STREET, NEW YORK, NEW
                                   YORK 10014
                                 (212) 742-1640
                       (NAME, ADDRESS, INCLUDING ZIP CODE,
                      AND TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)

                     --------------------------------------

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                     AMOUNT          PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
     TITLE OF SECURITIES             TO BE          OFFERING PRICE PER      AGGREGATE OFFERING     REGISTRATION
       TO BE REGISTERED          REGISTERED (1)         SHARE (2)               PRICE (2)               FEE
Class A Common Stock, par       4,050,000 shares         $18.0625                $73,153,125           $20,337
value $.01 per share
=============================== ================= ======================= ======================= ================

(1) The maximum number of shares which may be issued pursuant to the Amended and Restated 1999 Stock Incentive Plan covered by this Registration Statement (the "Incentive Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional indeterminate number of shares as may be required to cover possible adjustments under the Incentive Plan as a result of the adjustment provisions therein.
(2) Estimated solely for the purpose of calculating the fee pursuant to Rule 457(h) and 457(c) under the Securities Act based the average of the high and low prices of the Registrant's Common Stock reported on The Nasdaq Stock Market on November 23, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission by us are incorporated herein by reference:

         (1) the prospectus dated April 9, 1999 filed by us under Rule 424(b) (Registration No. 333-71123).

         (2) The Company's Quarterly Report on Form 10-Q for quarter ended April 30, 1999.

         (3) The Company's Quarterly Report on Form 10-Q for quarter ended July 31, 1999.

         (4) The Company's Current Report on Form 8-K, filed with the Commission on May 27, 1999.

         (5) The Company's Current Report on Form 8-K, filed with the Commission on August 12, 1999.

         (6) The Company's Current Report on Form 8-K, as amended, filed with the Commission on September 7, 1999.

         (7) The description of the Company's Common Stock in the Company's registration statement on Form 8-A (No. 000-25437).

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         The validity of the common stock offered hereby will be passed upon for us by Alex S. Navarro, Esq., our Chief Operating Officer, Secretary and General Counsel. Mr. Navarro owns 3,000 shares of our Class A common stock and options to purchase an additional 179,688 shares.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

         As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated

Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit.

         As permitted by the Delaware General Corporation Law, our Bylaws provide that (i) we are required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (ii) we may indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (iii) we are required to advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (iv) the rights conferred in the Bylaws are not exclusive.

         At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

         The indemnification provisions in our Restated Certificate of Incorporation and in our Bylaws may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act.

         We, with approval by the Registrant's Board of Directors, have obtained directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.
         4.1      Restated Certificate of Incorporation of the Company
                  (incorporated herein by reference to Exhibit 3.1 to our Registration Statement on Form S-1 (Registration No.
                  333-71123))

         4.2 Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to our Registration Statement on Form S-1
                  (Registration No. 333-71123))

         4.3 Amended and Restated 1999 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.9 to our Registration
                  Statement on Form S-1 (Registration No. 333-71123))

         *5       Opinion of Alex S. Navarro, Esq.

         *23.1    Consent of Ernst & Young LLP

         *23.2    Consent of Ernst & Young LLP

         *23.3    Consent of BDO Seidman, LLP

         *23.4    Consent of Alex S. Navarro (included in Exhibit 5)

         *24      Powers of Attorney (included on signature page)

---------------------------

*    Filed herewith.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)      to include any prospectus required by Section 10(a)
                           (3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 30, 1999.

                                      iTurf Inc.

                                      By: /s/ STEPHEN I. KAHN
                                          ----------------------------
                                          Stephen I. Kahn
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Stephen I. Kahn, Dennis Goldstein, Alex S. Navarro or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities (until revoked in writing), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933,as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                     TITLE                               DATE
-----------                    -----                              ------
/s/ STEPHEN I. KAHN            Chairman of the Board,              November 30, 1999
-------------------
Stephen I. Kahn                President and Chief Executive

                               Officer (principal executive
                               officer)

/s/ DENNIS GOLDSTEIN           Chief Financial Officer and         November 30, 1999
--------------------
Dennis Goldstein               Treasurer (principal financial
                               and accounting officer)

/s/ CHRISTOPHER C. EDGAR       Director                            November 30, 1999
------------------------
Christopher C. Edgar

/s/ THOMAS R. EVANS            Director                            November 30, 1999
-------------------
Thomas R. Evans

/s/ EVAN GUILLEMIN             Director                            November 30, 1999
------------------
Evan Guillemin

/s/ MARTIN D. LEVINE           Director                            November 30, 1999
--------------------
Martin D. Levine

/s/ BETH VANDERSLICE           Director                            November 30, 1999
-------------------
Beth Vanderslice

EXHIBIT INDEX

         4.1 Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to our Registration Statement on Form S-1 (Registration No. 333-71123))

         4.2 Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to our Registration Statement on Form S-1 (Registration No. 333-71123))

         4.3 Amended and Restated 1999 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.9 to our Registration Statement on Form S-1 (Registration No. 333-71123))

         *5   Opinion of Alex S. Navarro, Esq.

         *23.1  Consent of Ernst & Young LLP

         *23.2  Consent of Ernst & Young LLP

         *23.3  Consent of BDO Seidman, LLP

         *23.4 Consent of Alex S. Navarro (included in Exhibit 5)

         *24  Powers of Attorney (included on signature page)

         ---------------------------
         *    Filed herewith.